SEPARATION AGREEMENT
This Separation Agreement is entered into between EZCORP, Inc., together with its subsidiary and affiliated companies (collectively, “Company”) and Jodie Maccarrone (“Maccarrone”). In consideration of the mutual promises set forth below, Company and Maccarrone agree as follows:
1.Employment. Maccarrone is employed by Company as Chief Strategy Officer and Executive Vice Chair, Grupo Finmart. Maccarrone and Company have agreed that Maccarrone’s employment remains at-will but will end on or before May 1, 2016. Maccarrone will continue to perform her duties in a diligent and professional manner and will assist with such projects and responsibilities as she may be assigned from time to time between now and May 1, 2016 by the Chief Executive Officer.

2.Severance. Notwithstanding the at-will nature of Maccarrone’s employment, if Maccarone (a) remains employed with Company until May 1, 2016, or is terminated by Company without Cause prior to that date, (b) signs this Agreement as set forth in Section 18 and returns it to Company’s General Counsel, and (c) signs and returns to the Company’s General Counsel the attached Exhibit A on or within seven days after the date her employment with Company actually ends, then Company will:

(i)	Issue a check to Maccarrone in the gross amount of $400,000.00 (less applicable taxes and deductions), which Maccarrone agrees represents 12 months of her base salary;

(ii)
Issue a check to Maccarrone in a gross amount (to be reduced by applicable taxes and deductions) equal to the pro-rated portion of Maccarrone’s Short Term Incentive (“STI”) bonus for fiscal year 2016, assuming the STI was paid at 100% of its target amount, which Company and Maccarrone agree would be $233,000.00 (less applicable taxes and deductions) if her employment continues until May 1, 2016;

(iii)	Issue a check to Maccarrone in the net amount of $33,700 (after applicable taxes and deductions), which Maccarrone agrees represents 12 months of COBRA payments;

(iv)
Accelerate the vesting of (A) 9,166 restricted stock units granted to Maccarrone on February 18, 2014 and scheduled to vest on October 1, 2016, (B) 16,000 shares of restricted stock granted to Maccarrone on February 1, 2016 and scheduled to vest on September 30, 2016 and September 30, 2017 and (C) 16,000 shares of restricted stock granted to Maccarrone on February 1, 2016 and scheduled to vest at various times through September 30, 2020 depending on stock price performance; and

(v)
Accelerate the vesting of $65,890.30 of the unvested balance in Maccarrone’s Supplemental Executive Retirement Plan account, which amount Maccarrone agrees represents the unvested portion of all contributions the Company made to such account prior to July 29, 2015.

For purposes of this Section, “Cause” shall mean: (1) Maccarrone’s refusal or failure to perform material duties or responsibilities, as directed by Company’s Chief Executive Officer, and such refusal or failure continues for three business days following Maccarrone’s receipt of written notice of such refusal or failure from Company (provided, however, that it is specifically understood by the parties that the failure to obtain a desired outcome shall not be considered to be “Cause” so long as Maccarrone performed her duties in a diligent and professional manner); (2) Maccarrone engages any act of fraud, theft, or embezzlement; (3) Maccarrone violates a law, rule, or regulation applicable to the Company’s business; (4) Maccarrone is indicted or arrainged for, is convicted of, or pleas to any crime that reflects negatively on the Company or any felony; (5) Maccarrone incurs any material debt or expense in the name of the Company that Maccarrone was not authorized to incur; or (6) Maccarrone breaches her obligations under her Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement.
Maccarrone acknowledges and agrees the foregoing is more than Maccarrone is otherwise legally entitled to receive and constitutes good and valuable consideration.
3.Benefits. Maccarrone’s eligibility for Company-sponsored benefits will terminate and otherwise be controlled by the terms of the plans governing those benefits. Maccarrone agrees Company provided Maccarrone with information regarding Maccarrone’s right to elect COBRA.

4.Complete Release. Maccarrone hereby releases Company and any affiliated companies, which includes but is not limited EZCORP, Inc. and Texas EZPAWN, L.P., along with the employees, partners, agents, directors, officers, contractors, and attorneys of any of them (the “Releasees”), from any and all claims or demands, whether known or unknown, and whether asserted on an individual or a class or collective basis, which Maccarrone may have or claim to have against any of them. This complete release of all claims includes but is not limited to a complete release of any claims (including claims for attorneys’ fees) Maccarrone may have or claim to have based on (a) Maccarrone’s employment with Company, (b) the termination of that employment, (c) Maccarrone’s July 28, 2014 offer letter, June 11, 2014 offer letter, or any other offer letter or employment agreement, (d) the November 3, 2015 letter agreement signed by Maccarrone and Stuart Grimshaw, (e) the December 22, 2015 Resolution of the Compensation Committee related to Maccarrone, and (f) any and all STI, incentive, or bonus programs, plans, or agreements with, from, or maintained by Company, as well as any claims arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (including negligence by Company or anyone else), any claim to equity, stock, stock options, stock units, or other ownership interest in Company, and any federal, state or other governmental statute, regulation or ordinance relating to employment, employment discrimination, or the payment of wages or benefits, including, without limitation, those relating to qui tam, employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act as amended, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and the Occupational Safety and Health Act. Maccarrone represents that Maccarrone has not assigned to any other person any such claims and that Maccarrone has the full right to grant this release.

Notwithstanding any other provision herein, Maccarrone is not waiving any future claims based on Company’s obligations under this Agreement or any future claim by Maccarrone for indemnification pursuant to the terms of Company’s Certificate of Incorporation or Bylaws or for insurance coverage or recovery under any liability insurance policy carried by Company for the benefit of its directors and officers. Company and Maccarrone hereby acknowledge that if any claim is asserted against Maccarrone for which such indemnification or insurance coverage is or may be available, Maccarrone shall be entitled to be represented by legal counsel (other than Company’s in-house counsel) at Company’s expense. Such legal counsel shall be selected by Company and may be outside counsel that also represents the Company or other related defendants (unless the Company’s outside counsel determines that it is appropriate for Maccarrone to be represented by separate counsel, in which case such separate counsel shall be selected by Maccarrone with the reasonable approval of Company).

5.Warranties. Apart from the consideration described in Section 2 and Maccarrone’s regular base salary between now and the time Maccarrone’s employment ends, Maccarrone warrants and agrees Company has paid Maccarrone all wages, forms of compensation, and other monies due to Maccarrone as of the date of Maccarrone’s execution of this Agreement. Maccarrone further warrants and agrees Maccarrone properly reported all time worked and that all forms of compensation, wages, and other monies paid to Maccarrone by Company through the date of Maccarrone’s execution of this Agreement have been accurately calculated, have represented the proper amounts due to Maccarrone, and have been based on Company’s merit-based compensation system. Apart from the consideration described in Section 2 and Maccarrone’s regular base salary between now and the time Maccarrone’s employment ends, Maccarrone further warrants and agrees Maccarrone is not expecting or anticipating any further payment, compensation, or remuneration of any kind from Company for any reason following the execution of this Agreement. If Maccarrone or someone on Maccarrone’s behalf claims any entitlement to further compensation from Company and prevails notwitstanding the complete release of claims and other terms in this Agreement, Maccarrone agrees that Company is entitled to full offset of the amounts paid to Maccarrone under this Agreement.

6.Third Party Assistance and Non-Disparagement. Maccarrone agrees Maccarrone will not voluntarily counsel, assist, participate in, or encourage any persons in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against Company or any other Releasee. Maccarrone further agrees Maccarrone will not, directly or indirectly, in any individual or representative capacity, make any statement, oral or written, which could reasonably be expected to be harmful in any material respect to the reputation or goodwill of Company or any other Releasee. Maccarrone and Company agree Maccarrone’s compliance with a subpoena or other legally compulsive process shall not violate the terms of this paragraph; Maccarrone agrees, however, to provide Company’s General Counsel advance written notice of any such legally compulsive process. In addition, nothing in this Agreement shall interfere with Maccarrone’s right to file a charge with a governmental agency or to cooperate with a governmental investigation, although Maccarrone will not be able to recover monetary damages in any suit brought by a governmental agency or otherwise, unless the waiver contained in this Agreement is held to be unenforceable and even then only to the extent it is held to be uneforceable. Maccarrone and Company agree this Section is a material part of this Agreement and Company would not enter this Agreement without it.

7.Cooperation. Maccarrone will be available to Company and provide Company information in connection with any claim, lawsuit, or proceeding that relates in any manner to Maccarrone’s conduct or duties at Company or that are based in any way on facts about which Maccarrone obtained personal knowledge while employed at Company. In return, Company agrees to reimburse Maccarrone for direct and reasonable out of pocket expenses (excluding any attorney’s fees) incurred by Maccarrone at Company’s request.

8.Review of Electronics and Return of Property and Information.

(a)
Immediately prior to May 1, 2016, or within 24 hours of the date Maccarrone’s employment ends, whichever comes first, Maccarrone will search and review all of Maccarrone’s electronic storage devices and media, including but not limited to home and personal computers, USB storage devices, external and internal hard drives, tablets, and smartphones, and immediately return (and not retain any copy or derivation of) all information regarding Company, its customers, or any aspect of Company’s business and any information derived therefrom

(b)
Likewise, immediately prior to May 1, 2016, or within 24 hours of the date Maccarrone’s employment ends, whichever comes first, Maccarrone will return tangible property, computer equipment, badges, credit cards, and any other Company property in Maccarrone’s possession or control, including but not limited to any and all documents and information relating to

Company, its customers, or any other aspect of its business (and any and all copies and derivations thereof).

(c)
Maccarrone agrees not to take any Company documents, information, or property from the control or premises of Company. If Maccarrone should discover or otherwise come into possession of any such documents, information, or property at any time in the future, Maccarrone agrees to return such documents, information, or property to Company immediately.

9.Reaffirmation. Maccarrone acknowledges and agrees Company has provided Maccarrone with valuable confidential information relating to Company’s business, technology, plans, customers, potential customers, relationships, and personnel. Maccarrone hereby reaffirms Maccarrone’s obligations under Maccarrone’s agreements pertaining to confidentiality, nondisclosure, and noncompetition, including but not limited to the Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement attached hereto as Exhibit B, and hereby agrees to comply with same. Maccarrone agrees nothing in this Agreement impairs Company’s ability to seek and obtain relief for a violation of Maccarrone’s agreements pertaining to confidentiality, nondisclosure, and noncompetition, as applicable.

10.No Wrongdoing. By entering into this Agreement, neither party is indicating they have done anything wrong.

11.Binding Agreement. This Agreement will be binding upon Maccarrone and Company and their respective heirs, administrators, trustees, representatives, executors, successors, and assigns.

12.Entirety, Execution, and Modification. This is the entire agreement between Maccarrone and Company and supersedes all prior and contemporaneous agreements between them regarding the subject matter hereof or the payment of any amount to Maccarrone, including but not limited to (a) Maccarrone’s July 28, 2014 offer letter, (b) Maccarone’s June 11, 2014 offer letter, (c) the November 3, 2015 letter agreement signed by Maccarrone and Stuart Grimshaw, or (d) any letter or agreement similar to any of the foregoing; provided, however, this Agreement does not supersede Maccarrone’s agreements pertaining to confidentiality, nondisclosure, and noncompetition, including but not limited to her Protection of Sensistive Information, Noncompetition and Nonsolicitation Agreement, all of which shall remain in full force and effect. In executing this Agreement, Maccarrone is not relying on any representations or promises not explicitly contained in this Agreement. This Agreement may be executed in multiple parts. Once executed, this Agreement may not be modified except in a writing signed by Maccarrone and by Company’s Chief Human Resources Officer. No one other than Company’s Chief Human Resources Officer has the authority to modify this Agreement or enter into a new Agreement regarding the subject matter of this Agreement.

13.Choice of Law and Exclusive Venue. This Agreement will be construed in accordance with and governed by the laws of the State of Texas. Maccarrone and Company agree the exclusive venue for resolving any dispute between them, including but not limited to any dispute arising out of or related to this Agreement, shall be the state and federal courts located in Travis County, Texas, and Maccarrone consents to the jurisdiction of the federal and state courts located in Travis County, Texas. Maccarrone further acknowledges and agrees that many of the witnesses and records that would be relevant to any dispute between the parties are located in Austin, Texas, and that Austin, Texas, would not be an inconvenient forum for the resolution of any dispute between the parties. Maccarrone hereby waives any objection to Austin, Texas, as a forum and venue for the hearing of any dispute between Maccarrone and Company, including but not limited to any objection based on convenience.

14.Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the offending term or provision shall be reformed so as to make it enforceable. If the offending term or provision cannot be reformed so as to be rendered enforceable, the offending term or provision shall be severed. In any event, all other terms or provisions shall remain valid and enforceable and shall not be adversely affected in any way.

15.Jury Waiver. COMPANY AND MACCARRONE WAIVE A TRIAL BY JURY OF ANY OR ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN COMPANY AND MACCARRONE, INCLUDING ANY ACTION OR PROCEEDING ARISING OUT OF, UNDER, RELATED TO, OR CONNECTED WITH MACCARRONE’S EMPLOYMENT, THIS AGREEMENT, OR ANY OF THE CLAIMS PURPORTED TO BE RELEASED BY THIS AGREEMENT. MACCARRONE AND COMPANY UNDERSTAND THAT ANY CLAIM BETWEEN THEM WILL BE DECIDED BY A JUDGE RATHER THAN A JURY AS A RESULT OF THIS AGREEMENT.

16.Taxation. Company is not providing Maccarrone any advice regarding the tax consequences of this Agreement. Company will withhold from the payments to Maccarrone in accordance with Company’s obligation to do so, but Maccarrone is responsible for determining Maccarrone’s reporting and payment obligations, if any, resulting from this Agreement and agrees to indemnify, defend, and hold Company harmless from any claims, demands, penalties, interest, assessments, executions, judgments, or recoveries by any government agency resulting from a failure by Maccarrone to comply with Maccarrone’s reporting or payment obligations, if any, resulting from this Agreement.

17.Review. Maccarrone has twenty-one (21) days from the date this Agreement was first presented to Maccarrone in which to review and consider this Agreement before signing it. Maccarrone understands Maccarrone may use as much or as little of this 21-day period as Maccarrone wishes. Maccarrone is encouraged to consult an attorney before signing this Agreement. Maccarrone agrees any changes Maccarrone and Company agree to make to this Agreement, whether material or not, do not restart or extend this 21-day review period. If Maccarrone does not accept this Agreement within the 21-day period, this offer will automatically expire. By executing this Agreement, Maccarrone agrees Maccarrone was afforded a period of at least 21 days from the date this Agreement was first presented to Maccarrone in which to review and consider it.

Accepted and Agreed:

EZCORP, Inc. on behalf of itself and its subsidiary and affliated companies (the “Company”)

/s/ Scott Alomes
Scott Alomes
Chief Human Resources Officer

April 4, 2016
Date

I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, I UNDERSTAND ALL OF ITS TERMS, I UNDERSTAND IT CONTAINS A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, AND I AM ENTERING IT VOLUNTARILY.

/s/ Jodie Maccarrone
Jodie Maccarrone
("Maccarrone")

April 4, 2016
Date

EXHIBIT A
Complete Release. As a condition to and in consideration of receiving the consideration described in Section 2 of the Separation Agreement (“Agreement”) between EZCORP, Inc. (together with its subsidiary and affiliated companies, collectively “Company”) and Jodie Maccarrone (“Maccarrone”), Maccarrone hereby hereby releases Company (which specifically includes but is not limited to EZCORP, Inc., and Texas EZPAWN, L.P.), along with the employees, partners, agents, directors, officers, contractors, and attorneys of any of them, (the “Releasees”) from any and all claims or demands, whether known or unknown, and whether asserted on an individual or a class or collective basis, which Maccarrone may have or claim to have against any of them. This complete release of all claims includes but is not limited to a complete release of any claims (including claims for attorneys’ fees) Maccarrone may have or claim to have based on Maccarrone’s employment with Company or the termination of that employment, as well as any claims arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (including negligence by Company or anyone else), any claim to equity, stock, stock options, stock units, or other ownership interest in Company, and any federal, state or other governmental statute, regulation or ordinance relating to employment, employment discrimination, or the payment of wages or benefits including, without limitation, those relating to qui tam, employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act as amended, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and the Occupational Safety and Health Act. Maccarrone represents Maccarrone has not assigned to any other person any such claims and that Maccarrone has the full right to grant this release.
Notwithstanding the foregoing, Maccarrone is not waiving any future claims based on Company’s obligations under the Agreement or any future claim by Maccarrone for indemnification pursuant to the terms of Company’s Certificate of Incorporation or Bylaws or for insurance coverage or recovery under any liability insurance policy carried by Company for the benefit of its directors and officers. Company and Maccarrone hereby acknowledge that if any claim is asserted against Maccarrone for which such indemnification or insurance coverage is or may be available, Maccarrone shall be entitled to be represented by legal counsel (other than Company’s in-house counsel) at Company’s expense. Such legal counsel shall be selected by Company and may be outside counsel that also represents the Company or other related defendants (unless the Company’s outside counsel determines that it is appropriate for Maccarrone to be represented by separate counsel, in which case such separate counsel shall be selected by Maccarrone with the reasonable approval of Company).
I HAVE CAREFULLY READ THE FOREGOING EXHIBIT A, I UNDERSTAND ITS TERMS, I UNDERSTAND IT CONTAINS A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, AND I AM ENTERING INTO IT VOLUNTARILY.

Jodie Maccarrone
("Maccarrone")

Date